Exhibit 99.1

Citigroup Inc.
EUR 1,250,000,000 3.95% Fixed Rate Notes due 2013
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount:	EUR 1,250,000,000
4.	Issue Price:	99.736%
5.	Specified Denominations:	EUR 1,000 per Note.
6.	Issue Date:	10 October 2006
7.	Maturity Date:	10 October 2013
8.	Interest Basis:	The Notes will bear interest in arrears at a fixed rate of interest from, and including, 10 October 2006 to, but excluding, the Maturity Date
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Regulated Market of the Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	3.95% per annum payable annually in arrears
	(ii) Interest Payment Dates:	10 October in each year from, and including, 10 October 2007 to, and including, 10 October 2013
	(iii) Fixed Coupon Amount:	EUR 39.50 per Note of EUR 1,000 minimum denomination
	(iv) Day Count Fraction:	Actual/Actual (ICMA) (unadjusted)
	(v) Business Day Convention:	Modified Following
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par
14.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes:
16.	Additional Financial Centers relating to Payment Dates:	London, TARGET
DISTRIBUTION
17.	TEFRA:	The D Rules are applicable

OPERATIONAL INFORMATION

ISIN Code:	XS0270148793
Common Code:	027014879